[EXHIBIT 1]

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                          (Amendment No.____________)*


                                 PRESSTEK, INC.
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                                (Name of Issuer)


                     Common Stock, par value $.01 per share
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                         (Title of Class of Securities)



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                                 (CUSIP Number)





  R. Reid Haney, Esq., Kalish & Ward, P.A., P.O. Box 71, Tampa, FL 33601-0071,
                                 (813) 222-8700
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                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)


                                October 6, 1993
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                      (Date of Event which Requires Filing
                               of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of the Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with this statement [X]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter the disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

** All ownership percentages set forth herein assume that there are 5,322,598 shares outstanding

                        (Continued on following page(s))

CUSIP No.                      SCHEDULE 13D                    Page 2 of 6 Pages



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   1   NAME OF REPORTING PERSON
       S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON


      JOHN T. OXLEY   ###-##-####
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   2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                             (a)  [ ]
                                                             (b)  [X]

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   3   SEC USE ONLY


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   4   SOURCE OF FUNDS*

       PF 00
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   5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
       ITEMS 2(d) OR 2(e)                                         [  ]

       N/A
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   6   CITIZENSHIP OR PLACE OF ORGANIZATION

       USA
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   NUMBER OF      7    SOLE VOTING POWER
     SHARES            269,700
  BENEFICIALLY    --------------------------------------------------------------
    OWNED BY      8    SHARED VOTING POWER
      EACH             7,000
   REPORTING      --------------------------------------------------------------
     PERSON       9    SOLE DISPOSITIVE POWER
      WITH             269,700
                  --------------------------------------------------------------
                  10   SHARED DISPOSITIVE POWER
                       7,000
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  11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

       269,700
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  12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

                                                                      [X]

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  13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

       5.1%
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  14   TYPE OF REPORTING PERSON*

       IN
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                     *SEE INSTRUCTIONS BEFORE FILLING OUT!

     INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEM 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                                  Schedule 13D

         This statement on Schedule 13D (the "Schedule 13D") constitutes the initial filing with the Securities and Exchange Commission by John T. Oxley (the "Reporting Person") with respect to the Common Stock, par value $.01 per share (the "Common Stock") of Presstek, Inc., a Delaware corporation (the "Issuer").

Item 1.  Security and Issuer.

         This Schedule 13D relates to the $.01 par value Common Stock of the Issuer. To the Reporting persons best knowledge, the names and business addresses of the Issuer's principal executive officers are as follows:

                  R. Howard            Chairman of the Board
                  L. Howard            Vice Chairman
                  J.L. Bast            President, CEO and Director
                  R.A. Williams        EVP, COO, Secretary and Director
                  G. DiBenedetto       CFO
                  B. DePamphilis       Director
                  H. Sparks            Director

                  Business Address                    8 Commercial Street
                  of foregoing persons:               Hudson, NH  03051

Item 2.  Identity and Background.

         (a)      John T. Oxley

         (b)      One West 3rd Street
                  Williams Center Tower
                  Suite 1305
                  Tulsa, OK  74103

         (c) Ranching and Investments. Reporting Person is semi-retired/self employed.

         (d-e) The Reporting Person, in the past five years, has not been convicted in any criminal proceeding, nor has he been a paty to any civil proceeding of a judicial or administrative body of competent jurisdiction.

         (f)      United States

Item 3.  Source and Amount of Funds or Other Consideration.

         Between May 6, 1991 and October 6, 1993, the Reporting Person has purchased for his own account 269,700 shares of Common Stock (50,000 of which are unregistered securities) for an aggregate amount of $5,652,655. Of this amount, $5,505,699 came from personal funds of the Reporting Person, with the $146,956 balance of such funds being obtained through margin loans made in the ordinary course of business by Bear, Stearns & Co. pursuant to the terms of a margin loan agreement between the Reporting Person and Bear, Stearns.

         The Reporting Person, as trustee, also has beneficial ownership of 7,000 shares of the Common Stock, which stock was purchased with funds of the Oxley Foundation, a trust established under the laws of the State of Oklahoma (see Item 5).

Item 4.  Purpose of Transaction.

         The Reporting Person is acquiring the Common Stock for investment purposes only and has no present intention of acquiring substantial additional shares for purposes of any mergers, sales of assets not in the ordinary course of business, facilitating any change in the board of directors or capitalization structure of the Issuer, or any other extraordinary corporate transaction or event. However, the Reporting Person reserves the right, in his sole discretion, to purchase additional shares of the Common Stock, on the open market or otherwise, if the Reporting Person deems any such purchase to be a favorable business opporturnity or in any other event.

Item 5.  Interest in Securities of the Issuer.

         The Reporting Person owns directly 269,700, and beneficially, in the aggregate, 276,700, shares of Common Stock, which aggregate beneficial ownership constitutes approximately 5.2% of the outstanding shares of Common Stock of the Issuer.(1)

         Mr. Oxley possesses the sole power to vote and to direct the disposition of 269,700 of these shares and the shared power to vote and to direct the disposition of the remaining 7,000 shares. By virtue of his shared power to direct the

--------
(1) Based on aggregate number of issued and outstanding shares of 5,322,598, as of September 30, 1993 purchase or sale of securities for The Oxley Foundation, Mr. Oxley may be deemed the beneficial owner of the 7,000 shares of Common Stock owned by The Oxley Foundation. Pursuant to Rule 13d-4 [17 CFR 240.13d-4] promulgated under the Securities Exchange Act of 1934 (the '34 Act"), the filing of this statement shall not be construed as an admission that the Reporting Person is, for the purposes of section 13(d), or 13(g) of the '34 Act, the beneficial owner of any securities purchased for the account of The Oxley Foundation.

         The following is the information set forth under item 2 of the Schedule 13D required to be disclosed under this Item 5 (letter references refer to sub-items under Item 2):

                  (a)      The Oxley Foundation

                  (b)      One West 3rd Street
                           Williams Center Tower
                           Suite 1305
                           Tulsa, OK  74103

                  (c)      N/A

                  (d)      No

                  (e)      No

                  (f) The foundation was established under the laws of the State of Oklahoma.

                  (c) Since August 6, 1993, the Reporting Person has effected the following transactions in the Common
                           Stock:

                           9/30/93          6,800 shares               23-1/4
                           10/6/93          10,600 shares              23-7/8

                           All transactions were effected through brokers.

                  (d)      Not applicable.

                  (e)      Not applicable.

Item 6.  Contracts, Arrangements, Understandings or
         Relationships with Respect to Securities of the Issuer.

         None.

Item 7.  Material to Be Filed as Exhibits.

         Exhibit A - Margin Agreement between the Reporting Person and Bear, Stearns & Co.

                                   SIGNATURES

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated:  October 11, 1993.

                                            /s/ John T. Oxley
                                            -----------------------------------
                                            John T. Oxley, The Reporting Person